                                                                   EXHIBIT 23.10

                         PETROLEUM CONSULTANT CONSENT
                         ----------------------------

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Devon Energy Corporation, and any amendment thereof, of our appraisal report for Northstar Energy Corporation as of the year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement, and any amendment thereof.

                                               JOHN P. HUNTER & ASSOCIATES, LTD.



                                               /s/ John P. Hunter, P. Eng
                                               ---------------------------------
                                               John P. Hunter, P. Eng

November 15, 2000